RESTATED CERTIFICATE OF INCORPORATION

                                OF

                     COMPX INTERNATIONAL INC.


     CompX International Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY:

     FIRST:    That the present name of the Corporation is CompX International
Inc., the Corporation was originally incorporated under the name National Cabinet Lock, Inc. and the original certificate of incorporation was filed with the Secretary of State of Delaware on August 4, 1993.

     SECOND:   That the Corporation's original certificate of incorporation was subsequently amended by the Certificate of Amendment to the Certificate of Incorporation of National Cabinet Lock, Inc. filed with the Secretary of State of the State of Delaware on September 4, 1996 (the "Amended Certificate of Incorporation").

     THIRD:    That by unanimous action by written consent in lieu of a meeting of the board of directors of the Corporation (the "Board of Directors") effective as of February 4, 1998, resolutions were duly adopted setting forth a proposed amendment and restatement of the certificate of incorporation of said Corporation (the "Certificate of Incorporation") and recommending that such Certificate of Incorporation be approved by the sole stockholder.
     FOURTH:   That thereafter, by written consent in lieu of a special meeting of the sole stockholder of the Corporation pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, 8 Delaware Code Section 101 et. seq. (the "DGCL"), stockholders of the Corporation having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted adopted a resolution approving the Certificate of Incorporation.

     FIFTH:    That this Certificate of Incorporation restates and amends the
Amended Certificate of Incorporation, and has been duly adopted in accordance with Sections 242 and 245 of the DGCL.

     SIXTH:    That the text of the Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

                           ARTICLE ONE


     The name of the corporation is CompX International Inc.

                           ARTICLE TWO


     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, County of New Castle, Wilmington, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

                          ARTICLE THREE


     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
                           ARTICLE FOUR


     I.   Authorized Stock.  The total number of shares of stock which the

Corporation shall have authority to issue is thirty million one thousand (30,001,000) shares, consisting of (i) twenty million (20,000,000) shares of Class A Common Stock, par value $.01 per share (hereinafter referred to as "Class A Common Stock"), and ten million (10,000,000) shares of Class B Common Stock, par value $.01 per share (hereinafter referred to as "Class B Common Stock") (the Class A Common Stock and the Class B Common Stock being hereinafter collectively referred to as the "Common Stock"), and (ii) one thousand (1,000) shares of Preferred Stock, par value $.01 per share (hereinafter referred to as "Preferred Stock").

     (B)  Common Stock.  The following is a statement of the relative powers,

preferences and participating, optional or other special rights, and the qualifications, limitations and restrictions of the Class A Common Stock and the Class B Common Stock of the Corporation:

          (i) Except as otherwise set forth in this Article Four, the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations and restrictions of the Class A Common Stock and the Class B Common Stock shall be identical in all respects.

          (ii) Subject to the rights of holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. If any dividend or other distribution in cash or other property is paid with respect to Class A Common Stock or with respect to Class B Common Stock, a like dividend or other distribution in cash or other property shall also be paid with respect to shares of the other class of Common Stock, in an amount equal per share. Neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class.

          (iii) (a) At each meeting of the stockholders of the Corporation, each holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Class A Common Stock or Class B Common Stock standing in his or her name on the transfer books of the Corporation, except in connection with the election of directors, in which case each holder of Class A Common Stock shall be entitled to one vote in person or by proxy for each share of Class A Common Stock standing in his or her name on the transfer books of the Corporation and each holder of Class B Common Stock shall be entitled to ten votes in person or by proxy for each share of Class B Common Stock standing in his or her name on the transfer books of the Corporation. Except as may be otherwise required by law or by this Article Four, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock, on all matters submitted to a vote of stockholders of the Corporation.

               (b) Except as otherwise provided by law, and subject to any rights of the holders of Preferred Stock, the provisions of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock, voting together as a single class; provided, however, that with respect to any proposed amendment of this Certificate of Incorporation which would alter or change the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock so as to affect them adversely, the approval of a majority of the votes entitled to be cast by the holders of the shares affected by the proposed amendment, voting separately as a class, shall be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock voting together as a single class as hereinbefore provided. Any increase in the authorized number of shares of any class or classes of stock of the Corporation or creation, authorization or issuance of any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, shares of any such class or classes of stock shall be deemed not to affect adversely the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock.
               (c) Each reference in this Certificate of Incorporation to a majority or other proportion of shares of Common Stock, Class A Common Stock or Class B Common Stock shall refer to such majority or other proportion of the votes to which such shares of Common Stock, Class A Common Stock or Class B Common Stock, as applicable, are entitled.

          (iv) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Class A Common Stock and Class B Common Stock (and, for the avoidance of doubt, such distribution shall be irrespective of the difference in voting rights between such classes of stock). For purposes of this paragraph (B)(iv), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations or other Persons (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary. For purposes hereof "Person" shall mean any individual, firm, corporation or other entity.

          (v) (a) Prior to a "Tax-Free Spin-Off" (as defined below), shares of Class B Common Stock may be transferred to (i) a member of the Contran Corporation Control Group (as defined in this paragraph (B)(v)(a) below) as Class B Common Stock or (ii) a Person (as defined in paragraph (B)(iv) above) outside the Contran Corporation Control Group in a transaction that is not a "Tax-Free Spin-Off" whereupon such shares of Class B Common Stock shall automatically be converted into shares of Class A Common Stock. A transfer of Class B Common Stock which results in such a conversion shall be effected by the presentation at the Office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary of the Corporation) of the certificate(s) for such shares, in proper form for transfer and accompanied by all requisite stock transfer tax stamps and of a written notice executed by the transferring member of the Contran Corporation Control Group which states that the shares evidenced by the certificate(s) presented should be converted into the same number of shares of Class A Common Stock and requesting that the Corporation issue all of such shares of Class A Common Stock to Person(s) named therein, setting forth the number of shares of Class A Common Stock to be issued to each such Person(s) and the denominations in which the certificates therefor are to be issued. To the extent permitted by law, such conversion shall be deemed to have been effected at the close of business on the date of such surrender. Following a Tax-Free Spin-Off, shares of Class B Common Stock shall no longer be convertible into shares of Class A Common Stock except as set forth in paragraph (B)(v)(b) below. For purposes hereof, a member of the Contran Corporation Control Group shall be Contran Corporation, a Delaware corporation, and any entity included in the affiliated group as defined in Section1504 of the Internal Revenue Code, as amended from time to time (the "Code"), of which Contran Corporation or its successor is the common parent (such group being hereinafter referred to as "CCCG"). Any shares of Class B Common Stock transferred to any Person other than a member of the CCCG (other than in a Tax-Free Spin-Off) shall automatically convert into shares of Class A Common Stock. For purposes hereof, a "Tax-Free Spin-Off shall be any transfer effected in connection with a distribution of Class B Common Stock as a spin-off, split-up or split-off to stockholders of a member of the CCCG intended to be on a tax-free basis under the Code. For purposes of this paragraph (B)(v), a Tax-Free Spin-Off shall be deemed to have occurred at the time shares are first transferred to stockholders of a member of the CCCG who are not members of the CCCG, following receipt of an affidavit described in clause (2) of the first sentence of paragraph
     (B)(v)(d) below.
               (b) In the event of a Tax-Free Spin-Off, shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock on the fifth anniversary of the date on which shares of Class B Common Stock are first transferred to stockholders of a member of the CCCG in a Tax-Free Spin-Off unless, prior to such Tax-Free Spin-Off, the distributing member of the CCCG or its successor, as the case may be, delivers to the Corporation an opinion of counsel, reasonably satisfactory to the Corporation, to the effect that such conversion could adversely affect the ability of the distributing member of the CCCG, or its successor, as the case may be, to obtain a favorable ruling from the Internal Revenue Service (the "IRS") that the distribution would be a Tax-Free Spin-Off under the Code. If such an opinion is received, approval of such conversion shall be submitted to a vote of the holders of the Common Stock as soon as practicable after the fifth anniversary of the Tax-Free Spin-Off unless the distributing member of the CCCG or its successor, as the case may be, delivers to the Corporation an opinion of counsel, reasonably satisfactory to the Corporation, prior to such anniversary to the effect that such vote could adversely affect the status of the Tax-Free Spin-Off (including without limitation the ability to obtain a favorable ruling from the IRS); if such opinion is so delivered, such vote shall not be held. At the meeting of stockholders called for such purpose, each holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation. Approval of such conversion shall require the approval of a majority of the votes, on the per share voting basis provided in the preceding sentence, entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock present and voting, voting together as a single class, and the holders of the Class B Common Stock shall not be entitled to a separate class vote. Such conversion shall be effective on the date on which such approval is given at a meeting of stockholders called for such purpose.
          The Corporation will provide notice of any automatic conversion of all outstanding shares of Class B Common Stock to all holders of record of the Common Stock as soon as practicable following such conversion; provided, however, that the Corporation may satisfy such notice requirement by providing such notice prior to such conversion. Such notice shall be provided by mailing notice of such conversion first class postage prepaid, to each holder of record of the Common Stock at such holder's address as it appears on the transfer books of the Corporation; provided, further, that no failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any shares of Class B Common Stock. Each such notice shall state, as appropriate, the following:

     (1)  the automatic conversion date;
     (2) that all outstanding shares of Class B Common Stock are automatically converted;
     (3) the place or places where certificates for such shares are to be surrendered for conversion; and
     (4) that no dividends of Class B Common Stock will be declared after such conversion date.

               (c) Immediately upon any conversion of the Class B Common Stock into Class A Common Stock made pursuant to this Article Four, the rights of the holders of such shares of Class B Common Stock as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Class A Common Stock issuable upon such conversion; provided, however, that such Persons shall be entitled to receive when paid dividends, if any, declared on the Class B Common Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion, subject to paragraph (B)(v)(g) below.

               (d) Prior to a Tax-Free Spin-Off, shares of Class B Common Stock may be freely transferred. Such shares of Class B Common Stock shall be transferred on the books of the Corporation and a new certificate therefor issued, upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary of the Corporation) of the certificate for such shares, in proper form for transfer and accompanied by all requisite stock transfer tax stamps, only if such certificate when so presented shall also be accompanied by any one of the following:

          (1) an affidavit from the transferring member of the CCCG stating that such certificate is being presented to effect a transfer by the transferring member of the CCCG of such shares to another member of the CCCG; or

          (2) an affidavit from the transferring member of the CCCG stating that such certificate is being presented to effect a transfer by the transferring member of the CCCG of such shares to the stockholders of a member of the CCCG in connection with a Tax-Free Spin-Off.

          Each affidavit of a record holder furnished pursuant to this paragraph
     (B)(v)(d) shall be verified as of a date not earlier than five days prior to the date of delivery thereof, and, where such record holder is a corporation or partnership, shall be verified by an officer of the corporation or by a general partner of the partnership, as the case may be.

          The delivery by a record holder of shares of Class B Common Stock of a certificate for such shares, endorsed by him or her for transfer or accompanied by an instrument of transfer signed by him or her, to a Person who receives such shares in connection with and as security for a bona fide obligation, then such Person or any successive transferee of such certificate may treat such endorsement or instrument as authorizing him or her on behalf of such record holder to convert such shares for the purpose of the transfer to himself or herself of the shares of Class A Common Stock issuable upon such conversion, and to give on behalf of such record holder the written notice of conversion, and may convert such shares of Class B Common Stock accordingly.

          If a record holder of shares of Class B Common Stock shall deliver a certificate for such shares, endorsed by him or her for transfer or accompanied by an instrument of transfer signed by him or her, to a Person who receives such shares in connection with a transfer which does not meet the qualifications set forth in this paragraph (B)(v)(d), then such Person or any successive transferee of such certificate may treat such endorsement or instrument as authorizing him or her on behalf of such record holder to convert such shares in the manner above provided for the purpose of the transfer to himself or herself of the shares of Class A Common Stock issuable upon such conversion, and to give on behalf of such record holder the written notice of conversion above required, and may convert such shares of Class B Common Stock accordingly.

          If such shares of Class B Common Stock shall improperly have been registered in the name of such a Person (or in the name of any successive transferee of such certificate) and a new certificate therefor issued, such Person or transferee shall surrender such new certificate for cancellation, accompanied by the written notice of conversion above required, in which case (1) such Person or transferee shall be deemed to have elected to treat the endorsement on (or instrument of transfer accompanying) the certificate so delivered by such former record holder as authorizing such Person or transferee on behalf of such former record holder so to convert such shares and so to give such notice, (2) the shares of Class B Common Stock registered in the name of such former record holder shall be deemed to have been surrendered for conversion for the purpose of the transfer to such Person or transferee of the shares of Class A Common Stock issuable upon conversion, and (3) the appropriate entries shall be made on the books of the Corporation to reflect such action. In the event that the Board of Directors of the Corporation (or any committee of the Board of Directors, or any officer of the Corporation, designated for the purpose by the Board of Directors) shall determine, upon the basis of facts not disclosed in any affidavit or other document accompanying the certificate for shares of Class B Common Stock when presented for transfer, that such shares of Class B Common Stock have been registered in violation of the provisions of this paragraph (B)(v), or shall determine that a Person is enjoying for his or her own benefit the special rights and powers of shares of Class B Common Stock in violation of such provisions, then the Corporation shall take such action at law or in equity as is appropriate under the circumstances. Without limiting the generality of the preceding sentence, an unforeclosed pledge made to secure a bona fide obligation shall not be deemed to violate such provisions.

               (e) Prior to the occurrence of a Tax-Free Spin-Off, each certificate for shares of Class B Common Stock shall bear a legend on the face thereof reading as follows:

          "The transfer of shares of Class B Common Stock represented by this certificate prior to a Tax-Free Spin-Off will result in the automatic conversion of such shares into Class A Common Stock unless such shares of Class B Common Stock are transferred to a person or entity that meets the qualifications set forth in paragraph (B)(v) of Article Four of the Certificate of Incorporation of this corporation. Any person who receives such shares in connection with a transfer which does not meet the qualifications prescribed by said Article Four will become the registered record holder of such shares of Class A Common Stock. Each holder of this certificate, by accepting the same, accepts and agrees to all of the foregoing."

     Upon and after the transfer of shares of Class B Common Stock in a Tax-Free Spin-Off, shares of Class B Common Stock shall no longer bear the legend set forth above in this paragraph (B)(v)(e).
               (f) Upon any conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to the provisions of this paragraph
     (B)(v), any dividend, for which the record date or payment date shall be subsequent to such conversion, which may have been declared on the shares of Class B Common Stock so converted shall be deemed to have been declared, and shall be payable, with respect to the shares of Class A Common Stock into or for which such shares of Class B Common Stock shall have been so converted, and any such dividend which is a Common Stock dividend shall be deemed to have been declared, and shall be payable, in shares of Class A Common Stock.

               (g) The Corporation shall not reissue or resell any shares of Class B Common Stock which shall have been converted into shares of Class A Common Stock pursuant to or as permitted by the provisions of this paragraph (B)(v), or any shares of Class B Common Stock which shall have been acquired by the Corporation in any other manner. The Corporation shall, from time to time, take such appropriate action as may be necessary to retire such shares and to reduce the authorized amount of Class B Common Stock accordingly. The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, such number of shares of Class A Common Stock as would become issuable upon the conversion of all shares of Class B Common Stock then outstanding.

               (h) In connection with any transfer or conversion of any stock of the Corporation pursuant to or as permitted by the provisions of this paragraph (B)(v) or in connection with the making of any determination referred to in this paragraph (B)(v):

          (1) the Corporation shall be under no obligation to make any investigation of facts unless an officer, employee or agent of the Corporation responsible for making such transfer or determination or issuing Class A Common Stock pursuant to such conversion has substantial reason to believe, or unless the Board of Directors (or a committee of the Board of Directors designated for the purpose) determines that there is substantial reason to believe, that any affidavit or other document is incomplete or incorrect in a material respect or that an investigation would disclose facts upon which any determination referred to in paragraph (B)(v) above should be made, in either of which events the Corporation shall make or cause to be made such investigation as it may deem necessary or desirable in the circumstances and have a reasonable time to complete such investigation; and

          (2) neither the Corporation nor any director, officer, employee or agent of the Corporation shall be liable in any manner for any action taken or omitted in good faith.

               (i) The Corporation will not be required to pay any documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on the conversion of shares of Class B Common Stock pursuant to this paragraph (B)(v), and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

          (vi) All rights to vote and all voting power (including, without limitation thereto, the right to elect directors) shall be vested exclusively in the holders of Common Stock, voting together as a single class, except as otherwise expressly provided in this Certificate of Incorporation, in a Preferred Stock Designation or as otherwise expressly required by applicable law.

          (vii) No stockholder shall be entitled to exercise any right of cumulative voting.
          (viii) Immediately upon the effectiveness of this Certificate of Incorporation, each share of common stock of the Corporation, par value $1.00 per share, issued and outstanding immediately prior to such effectiveness shall be changed into and reclassified as 10,000 shares of Class B Common Stock. Promptly after such effectiveness, each record holder of a certificate that, immediately prior to such effectiveness, represented common stock of the Corporation, par value $1.00 per share, shall be entitled to receive in exchange for such certificate, upon surrender of such certificate to the Corporation, a certificate for the number of shares of Class B Common Stock to which such holder is entitled as a result of the changes in the common stock effected by the preceding sentence (the "Reclassification"). Until surrendered and exchanged in accordance herewith, each certificate that, immediately prior to such effectiveness, represented common stock shall represent the number of shares of Class B Common Stock to which the holder is entitled as a result of the Reclassification.

     (C)  Preferred Stock.  The Board of Directors is expressly authorized, at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series with such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors (a "Preferred Stock Designation") and as are not inconsistent with this Certificate of Incorporation or any amendment hereto, and as may be permitted by the DGCL. Except as otherwise expressly required by law and except for such voting powers as may be stated in the Preferred Stock Designation relating to any series of Preferred Stock, the holders of any such series shall not have voting power whatsoever.

     (D)  Record Holders.  The Corporation shall be entitled to treat the Person

(as defined in paragraph (B)(iv) of Article Four) in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other Person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

                           ARTICLE FIVE


     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

                           ARTICLE SIX


     The Corporation shall, to the fullest extent permitted by law, including
Section 145 of the DGCL, as the same may be amended and supplemented, indemnify any and all officers and directors whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, trustee, fiduciary or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                          ARTICLE SEVEN


     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article Nine by the stockholders of the Corporation shall not adversely affect an right or protection of a director of the Corporation existing at the time of such repeal or modification.
                          ARTICLE EIGHT


     The Corporation expressly elects not to be governed by Section 203 of the DGCL.

                           ARTICLE NINE


     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction with the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                           ARTICLE TEN


     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, COMPX INTERNATIONAL INC. has caused this certificate to be signed by its Secretary this 4th day of February, 1998.


     By:__/s/ Steven L. Watson___

        Steven L. Watson, Secretary